Exhibit 99.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”), dated as of and effective as of February 11, 2026, is entered into between Bryant and Carleen Riley JTWROS and Riley Family Trust (together, the “Seller”), and AFOB FIP MS, LLC (“Buyer”). Capitalized terms used in this Agreement have the meanings given to such terms herein.

RECITALS

WHEREAS, Seller owns 1,155,382 issued and outstanding shares of common stock, $0.01 par value (the “Shares”) of Babcock & Wilcox Enterprises, Inc., a Delaware corporation (the “Company”); and

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the Shares, pursuant to Section 4(a)(7) of the Securities Act of 1933, as amended (the “Securities Act”) and subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
Purchase and sale

Section 1.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Shares, free and clear of any lien, pledge, mortgage, deed of trust, security interest, charge, claim, easement, encroachment or other similar encumbrance, other than any restrictions on transfer that may be imposed by Law (as defined in Section 3.02 herein) and any restrictive legends that may be contained on the Shares.

Section 1.02 Purchase Price. The aggregate purchase price for the Shares shall be $10,398,438 (the “Purchase Price”). Buyer shall pay the Purchase Price to Seller at the Closing in cash by wire transfer of immediately available funds in accordance with the wire transfer instructions provided by Seller to Buyer prior to the Closing.

ARTICLE II
CLOSING

Section 2.01 Closing. The closing of the transaction contemplated by this Agreement (the “Closing”) shall take place simultaneously with the execution of this Agreement on the date hereof (the “Closing Date”) remotely by exchange of documents and signatures (or their electronic counterparts). The consummation of the transactions contemplated by this Agreement shall be deemed to occur on the Closing Date.

(a) On the Closing Date, upon release of signatures to this Agreement, Buyer shall deliver the Purchase Price to Seller pursuant to Section 1.02.

(b) Upon receipt of the Purchase Price from Buyer, Seller shall deliver to Buyer the Shares.

ARTICLE III
Representations and warranties of seller

Seller represents and warrants to Buyer that the statements contained in this Article III are true and correct as of the date hereof.

Section 3.01 Organization and Authority of Seller. Seller has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 3.02 No Conflicts or Consents. The execution, delivery and performance by Seller of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with any provision of any Law applicable to Seller; or (b) other than approval of the Audit Committee of BRC Group Holdings, Inc., require the consent, notice or other action by any Person. For purposes of this Agreement: (i) “Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law or other requirement or rule of law of any Governmental Authority; (ii) “Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity; and (iii) “Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any arbitrator, court or tribunal of competent jurisdiction.

Section 3.03 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

Section 3.04 No Other Representations and Warranties. Except for the representations and warranties contained in this Article III, none of Seller or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Seller.

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ARTICLE IV
Representations and warranties of buyer

Buyer represents and warrants to Seller that the statements contained in this Article IV are true and correct as of the date hereof.

Section 4.01 Organization and Authority of Buyer. Buyer is a limited liability company duly organized, validly existing and in good standing under the Laws of the state of Delaware. Buyer has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Buyer of this Agreement, the performance by Buyer of its obligations hereunder, and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 4.02 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with any provision of the operating documents of Buyer; (b) violate or conflict with any provision of any Law applicable to Buyer; or (c) require the consent, notice or other action by any Person under, violate or conflict with, or result in the acceleration of any agreement to which Buyer is a party.

Section 4.03 Investment Purpose. Buyer is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof or any other security related thereto within the meaning of the Securities Act. Buyer acknowledges that Seller has not registered the offer and sale of the Shares under the Securities Act or any state securities laws, and that the Shares may not be pledged, transferred, sold, offered for sale, hypothecated or otherwise disposed of except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. Buyer is able to bear the economic risk of holding the Shares for an indefinite period (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.

Section 4.04 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

Section 4.05 Accredited Investor. Buyer is an “accredited investor” as such term is defined in Regulation D of the Securities Act.

Section 4.06 No General Solicitation. Buyer acknowledges that it has no knowledge of being introduced to Seller by means of any general solicitation or advertising relating to the sale of the Shares and the Purchase Price was determined through private arm’s length negotiations between Buyer and Seller and neither Buyer nor Seller is under any obligation or compulsion to enter into this Agreement.

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Section 4.07 Independent Investigation. Buyer is a sophisticated investor that, in the normal course of its business, invests in or purchases securities similar to the Shares and has (a) by reason of its business and financial experience, the capacity to protect its own interests in connection with the purchase of the Shares hereunder, (b) such knowledge and experience in financial, tax and business matters to enable Buyer to evaluate the merits and risks associated with the purchase of the Shares hereunder and to make an informed investment decision with respect thereto, (c) adequate information concerning the Shares, (d) conducted, to the extent it deemed necessary, an independent investigation and exercised its own due diligence of such matters as, in its judgment, is necessary for it to make an informed investment decision with respect to the Shares and the purchase of the Shares hereunder, and (e) not relied upon the Seller for any investigation into, assessment of, or evaluation with respect to the Shares and/or the purchase of the Shares hereunder. Without limiting the generality of the foregoing, Buyer has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of its investment in the Shares. Buyer is relying solely on such advisors and not on any statements or representations of the Seller or any of its agents. Buyer understands that it (and not the Seller) shall be responsible for Buyer’s own tax liability that may arise as a result of its investment in the Shares.

Section 4.08 Further Representations. Buyer acknowledges and confirms that Seller may have, and later may come into possession of, information with respect to the Company, its business affairs and financial condition, its immediate and long term prospects, its resources and ability to raise additional capital as well as its financing and opportunities generally, that is not known to the Buyer and that may, if known by the Buyer, be material to a decision to buy the Shares; that Buyer has determined to buy the Shares notwithstanding its lack of knowledge of the information that Seller may be in possession of or may later come into possession of by the Seller; and Seller shall have no liability to Buyer or any other person or entity, and the Buyer waives and releases any claims that it might have against Seller or any other party that is based, in whole or in part, on any disparity in access to the Company, knowledge, information or beliefs, including without limitation, under any federal or state securities laws, common law or statute, rule or regulation. Seller has no duty, fiduciary or otherwise, to inform Buyer of any information. Buyer has acknowledged and do acknowledge that as a result of the foregoing, the value of the ownership of the Shares may increase or decrease, in certain cases, potentially significantly, and Buyer shall have no right to adjustment of the Purchase Price, and the Seller has no obligation to provide the Buyer any other protection, consideration or value.

ARTICLE V
Covenants

Section 5.01 Filings. Buyer acknowledges and agrees that Seller will be required to file an amendment to Seller’s existing Form 13D and a Form 4 as a result of Seller’s ownership position and Seller’s affiliate status with BRC Group Holdings, Inc with whom Seller makes joint filings. This Agreement will be attached as an exhibit to the Form 13D as required by Law.

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Section 5.02 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents and instruments and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

Section 5.03 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees shall be borne and paid by Buyer when due.

ARTICLE VI
Miscellaneous

Section 6.01 Expenses. Except as otherwise expressly provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 6.02 Notices. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid, if sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.02).

If to Seller:	11100 Santa Monica Blvd., Suite 800 Los Angeles, California 90025

If to Buyer:	1011 Lake Street, Suite 311 Oak Park, Illinois 60301

Section 6.03 Interpretation; Headings. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 6.04 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement.

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Section 6.05 Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter.

Section 6.06 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 6.07 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise or delay in exercising, any right or remedy arising from this Agreement shall operate or be construed as a waiver thereof. No single or partial exercise of any right or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

Section 6.08 Governing Law; Submission to Jurisdiction. All matters arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

Section 6.09 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Bryant and Carleen Riley JTWROS

By	/s/ Bryant R. Riley
Name:	Bryant R. Riley
Title:	Trustee

Riley Family Trust U/A 5/12/2000, Bryant Riley and Carleen Riley TTEE

By	/s/ Bryant R. Riley
Name:	Bryant R. Riley
Title:	Trustee

AFOB FIP MS, LLC

By:	AFO Blackberry LLC, its Manager

By	/s/ John Rijo
Name:	John Rijo
Title:	President

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